EXHIBIT 10.26
                                      LEASE



DATED:    April 10, 1998

BETWEEN:  PACIFIC REALTY ASSOCIATES, L.P.,
          a Delaware limited partnership, hereinafter referred to as "LANDLORD"

AND:      CREDENCE SYSTEMS CORPORATION,
          a California corporation, hereinafter referred to as         "TENANT"


     Tenant wishes to lease from Landlord the following described property, hereinafter referred to as "the Premises":

     A total of approximately 183,315 square feet of warehouse and office space comprised of approximately 71,265 square feet of office space located in a three
(3) story office building ("Space One") and approximately 112,050 square feet of warehouse and manufacturing space located in two (2) connected single story buildings ("Space Two") located at Five Oaks West Business Park, on Pine Farm Road in Hillsboro, Oregon (and generally as located on the attached Exhibit A.)

     Landlord leases the Premises to Tenant for a term of 182 months commencing February 1, 1999 and continuing through March 31, 2014. Base rent shall be according to the following schedule:

--------------------------------------------------------------------------------
                                                                       Total
Estimated                                   Base Rent    Amortized    Base Rent
Period***                                   Per Month      Amount     Per Month
--------------------------------------------------------------------------------
February 1, 1999 through March 31, 1999    $91,881.00*        $0.00   $91,881.00
--------------------------------------------------------------------------------
April 1, 1999 through March 31, 2004      $150,318.00**  $14,347.00  $164,665.00
--------------------------------------------------------------------------------
April 1, 2004 through March 31, 2009      $165,350.00**  $14,347.00  $179,697.00
--------------------------------------------------------------------------------
April 1, 2009 through March 31, 2014      $181,848.00**       $0.00  $181,848.00
--------------------------------------------------------------------------------
     * This rental amount assumes that possession of only the Space Two portion of the Premises has been delivered.

     ** This rental amount assumes that possession of both the Space One and the Space Two portions of the Premises have been delivered.

     *** Subsequent to Tenant's occupancy of both Space One and Space Two, a lease amendment shall be executed by both Landlord and Tenant confirming the lease commencement date, the lease termination date, adjusted rental amounts and any other provisions as appropriate.

     Rent for the first month of the Lease term shall be paid upon execution of this Lease. All rent, including base rent together with the charges, taxes and expenses to be paid to Landlord specified in Paragraphs 3 and 4 of this Lease, is payable in advance on the first day of each calendar month. If Landlord consents, Tenant may occupy the Premises prior to such commencement date upon payment of rent on a prorated basis and compliance with all terms of this Lease.

     Delivery of possession of Space Two shall establish the commencement of the 182 month lease term. Delivery of possession of Space Two shall be 120 days after the date the Space Two shells are sufficiently complete that Tenant can commence Space Two tenant improvements pursuant to Paragraph 23.4 of this Lease. Such date is estimated to be October 1, 1998. If such date will be earlier or later than October 1, 1998, Landlord shall provide Tenant with sixty (60) days advance written notice of the actual date. Notwithstanding the foregoing, if Landlord fails to deliver Space Two on or before October 1, 1998 or to provide such notification on or before January 1, 1999, Tenant may rescind this Lease by notice in writing to Landlord on or before January 15, 1999. Delivery of possession of Space One shall be on April 1, 1999. However, delivery of possession of Space One shall occur when Space One is occupied by Tenant or is ready to be occupied by Tenant with all work to be performed by Landlord substantially completed. No notice shall be required


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from  Landlord if Space One is ready on April 1,  1999 or on the first  business day thereafter. If it appears that such date will be earlier than or later than April 1, 1999, then Landlord shall provide Tenant with ten (10) days advance written notice of same. If Landlord is unable to deliver possession of Space One to Tenant because of strikes, acts of God, or any other cause beyond Landlord's control, then Tenant may take possession within ten (10) days of when Landlord notifies Tenant that Space One is ready for possession, and rent for Space One shall commence on the first day that Tenant takes possession of Space One. Tenant shall owe no rent on either Space One or Space Two until such space is ready for possession. Landlord shall have no liability for such delays in delivery of possession, and neither party shall have the right to terminate except that Landlord may cancel this Lease without liability if permission to construct, use, or furnish necessary utilities to the Premises is denied or revoked by any governmental agency or public utility with such authority.

     This Lease is subject to the following additional terms to which the parties agree:

     1. USE OF THE PREMISES.

        1.1. Tenant shall use the premises only for the purpose of conducting the following business:

        Light manufacturing, assembly, testing, warehousing and distribution of finished testing equipment and general office related thereto.

        If such use is prevented by any law or governmental regulation, Tenant may use the Premises for other uses allowed under law or governmental regulation subject to the reasonable approval of Landlord.

        1.2. In connection with its use, Tenant shall at its expense comply with all applicable laws, ordinances, and regulations of any public authority, including those requiring alteration of the Premises because of Tenant's specific use; shall create no nuisance nor allow any objectionable liquid, odor, or noise to be emitted from the Premises; shall store no gasoline or other highly combustible materials on the Premises which would violate any applicable fire code or regulation nor conduct any operation that will increase Landlord's fire insurance rates for the Premises; and shall not overload the floors or electrical circuits of the Premises. Landlord shall have the right to approve the installation of any power-driven machinery by Tenant and may select a qualified electrician whose opinion will control regarding electrical circuits.

        1.3. Tenant may erect a sign stating its name and business or product after first securing Landlord's written approval of the size, color, design, wording, location, and method of attachment and all necessary governmental approvals. No signs shall be painted on either the Space One or the Space Two buildings or project above the height of either the Space One or the Space Two buildings. All signs installed by Tenant shall be removed upon termination of this Lease with the sign location restored to its former state.

        1.4. Tenant shall make no alterations, additions, or improvements to the Premises or change the color of the exterior without Landlord's prior written consent and without a valid building permit issued by the appropriate governmental agency. Upon termination of this Lease, any such alterations, additions, or improvements (including without limitation all electrical, lighting, plumbing, heating and air-conditioning equipment, doors, windows, partitions, drapery, carpeting, shelving, counters, and physically attached fixtures) shall at once become part of the realty and belong to Landlord unless the terms of the applicable consent provide otherwise.

    2.  SECURITY DEPOSIt. None Required.

    3.  UTILITY CHARGES; MAINTENANCE.

        3.1. Tenant shall pay when due all charges for electricity, natural gas, water, garbage collection, janitorial service, sewer, and all other utilities of any kind furnished to the Premises during the lease term. If charges are not separately metered or stated, Landlord shall apportion the utility charges on an


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equitable   basis.   Landlord  shall  have  no  liability   resulting  from  any
interruption of utility services caused by fire or other casualty, strike, riot, vandalism, the making of necessary repairs or improvements, or any other cause beyond Landlord's reasonable control. Tenant shall control the temperature in the Premises to prevent freezing of any sprinkler system.

        3.2. Landlord shall repair and maintain the roof, gutters, downspouts, exterior walls, building structure, foundation, exterior paved areas, curbs, and landscaping of the Premises in good condition. Except for such obligations of Landlord, Tenant shall keep the Premises neatly maintained and in good order and repair. Tenant's responsibility shall include maintenance and repair of the electrical system, plumbing, drainpipes to sewers, air-conditioning and heating systems, overhead and personnel doors, and the replacement of all broken or cracked glass with glass of the same quality. Tenant shall refrain from any discharge that will damage the sewers serving the Premises.

        3.3. If the Premises have a separate entrance, Tenant shall keep the sidewalks abutting the Premises or the separate entrance free and clear of snow, ice, debris, and obstructions of every kind.

     4. TAXES, ASSESSMENTS, AND OPERATING EXPENSES.

        4.1. In conjunction with monthly rent payments, Tenant shall each month pay a sum representing Tenant's proportionate share of real property taxes and operating expenses for the Premises. Such amount shall annually be estimated by Landlord in good faith to reflect actual or anticipated costs. At periodic intervals during the term hereof and upon termination of this Lease, Landlord shall compute its actual costs for such expenses during such period. Any overpayment by Tenant shall be credited to Tenant, and any deficiency shall be paid by Tenant within thirty (30) days after receipt of Landlord's statement. Landlord's records of expenses for taxes and operating expenses may be inspected by Tenant at reasonable times and intervals.

        4.2. Tenant's proportionate share of real property taxes shall mean that percentage of the total assessment affecting the Premises which is the same as the percentage which the rentable area of the Premises bears to the total rentable area of all buildings covered by the tax statement. If in Landlord's reasonable judgment this method of allocation results in an inappropriate allocation to Tenant, Landlord shall select some other reasonable method of determining Tenant's proportionate share. If the local assessment authority has ascribed specific values to each of the buildings covered by the tax statements, those values shall be used in computing Tenant's relative share of the assessed real property taxes.

        4.3. Real property taxes charged to Tenant hereunder shall include all general real property taxes assessed against the Premises or payable during the lease term, installment payments on Bancrofted special assessments, and any rent tax, tax on Landlord's interest under this Lease, or any tax in lieu of the foregoing, whether or not any such tax is now in effect. Tenant shall not, however, be obligated to pay any tax based upon Landlord's net income.

        4.4. Operating expenses charged to Tenant hereunder shall include all usual and necessary costs of operating and maintaining the Premises, Building, and any surrounding common areas including, but not limited to, the cost of all utilities or services not paid directly by Tenant, property insurance, property management, maintenance and repair of landscaping, parking areas, and any other common facilities. Operating expenses shall not include roof replacement or correction of structural deficiencies of either the Space One or the Space Two buildings.

     5. PARKING AND STORAGE AREAS.

        5.1. Tenant, its employees, and customers shall have the exclusive right to use any private parking spaces immediately adjacent to or part of the Premises. Tenant shall control the use of such parking spaces so that there will be no unreasonable interference with the normal traffic flow, and shall permit no parking on any landscaped or unpaved surface. Under no circumstances shall trucks serving the Premises be permitted to block streets.

        5.2. Tenant shall not store any materials, supplies, or equipment outside in any unapproved or unscreened area. If Tenant erects any visible



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barriers for storage areas,  Landlord shall have the right to approve the design and location of the barriers. Trash and garbage receptacles shall be kept covered at all times.

     6. TENANT'S INDEMNIFICATION; LIABILITY INSURANCE.

        6.1. Tenant shall not allow any liens to attach to the Premises as a result of its activities. Tenant shall indemnify and defend Landlord from any claim, liability, damage, or loss arising out of any activity on the Premises or within either the Space One or the Space Two buildings or the common areas serving either the Space One or the Space Two buildings, by Tenant, its agents, or invitees or resulting from Tenant's failure to comply with any term of this Lease.

        6.2. Tenant shall carry general liability insurance on an occurrence basis with combined single limits of not less than $2,000,000. Landlord shall have the right to require Tenant to increase this minimum liability insurance limit by such reasonable amounts as may be required to adequately protect Landlord and Tenant in the future as a result of general increases in liability awards in the courts but in no event shall Landlord be allowed to require Tenant to carry more than $7,000,000 of liability insurance. Such insurance shall be provided by an insurance carrier reasonably acceptable to Landlord and shall be evidenced by a certificate delivered to Landlord stating that the coverage will not be canceled or materially altered without ten (10) days' advance written notice to Landlord. Landlord shall be named as an additional insured on such policy, but only with respect to the indemnity granted by Tenant in Paragraph 6.1 above.

    7.  PROPERTY DAMAGE; SUBROGATION WAIVER.

        7.1. If fire or other casualty causes damage to either the Space One or the Space Two buildings in an amount exceeding fifty percent (50%) of the full construction-replacement cost of either the Space One or the Space Two buildings, respectively, Landlord may elect to terminate this Lease as of the date of the damage by notice in writing to Tenant within thirty (30) days after such date. Otherwise, Landlord shall promptly repair the damage and restore the Premises to their former condition as soon as practicable. Rent shall be abated during the period for that portion of the Premises not reasonably usable for the use permitted by this Lease because of such damage and required repairs.

        7.2. Landlord shall be responsible for insuring both the Space One and the Space Two buildings, and Tenant shall be responsible for insuring its personal property and trade fixtures located on the Premises.

        7.3. Landlord and Tenant each hereby releases the other, and the other's partners, officers, directors, agents and employees, from any and all liability and responsibility to the releasing party and to anyone claiming by or through it or under it, by way of subrogation or otherwise, for all claims, or demands whatsoever which arise out of damage or destruction of property occasioned by perils which can be insured by an All Risk Property Insurance Coverage Form. Landlord and Tenant grant this release on behalf of themselves and their respective insurance companies and each represents and warrants to the other that it is authorized by its respective insurance company to grant the waiver of subrogation contained in this Paragraph 7.3. This release and waiver shall be binding upon the parties whether or not insurance coverage is in force at the time of the loss or destruction of property referred to in this Paragraph 7.3.

    8.  CONDEMNATION.

        If a condemning authority takes the entire Premises or a portion sufficient to render the remainder unsuitable for Tenant's use, then either party may elect to terminate this Lease effective on the date that title passes to the condemning authority. Otherwise, Landlord shall proceed as soon as practicable to restore the remaining Premises to a condition comparable to that existing at the time of the taking. Rent shall be abated during the period of restoration to the extent the Premises are not reasonably usable by Tenant, and rent shall be reduced for the remainder of the term in an amount equal to the reduction in rental value of the Premises caused by the taking. All condemnation proceeds for the land and buildings shall belong to Landlord however Tenant may separately pursue a claim for award for business interruption and relocation costs.


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    9.  ASSIGNMENT AND SUBLETTING.

        9.1. Tenant shall not assign its interest under this Lease nor sublet the Premises without first obtaining Landlord's consent in writing, which consent shall not be unreasonably withheld or delayed. Landlord will consent to assignment if the party to which the Tenant's interest in this Lease shall be assigned has a financial capacity at the time of assignment, as demonstrated by audited financial statements of both Tenant and Assignee, at least equal to the financial capacity of Tenant and Assignee will use the Premises for a lawful purpose not materially different from the ordinary use of the Premises or uses for which the Premises are adapted or for which they were constructed, or a purpose approved by Landlord pursuant to Paragraph 1.1. If the party to which the Tenant's interest in this Lease shall be assigned does not meet the test called for in the preceding sentence Landlord may withhold its consent. Landlord's prior consent shall not be required for any assignment, sublease or other transfer of Tenant's interest in the Premises or the lease to any corporation with which Tenant may merge or consolidate or become affiliated as a parent, subsidiary, holding company otherwise, or to an entity in which Tenant has a controlling interest. A subsequent public offering and sale of stock in Tenant's business, or a transfer of any amount of Tenant's stock shall not constitute a change in ownership of Tenant or an assignment of this Lease. This provision shall apply to all transfers by operation of law or through mergers and changes in control of Tenant. No assignment shall relieve Tenant of its obligation to pay rent or perform other obligations required by this Lease and no one assignment or subletting shall be a consent to any further assignment or subletting.

        9.2. Subject to the above limitations on transfer of Tenant's interest, this Lease shall bind and inure to the benefit of the parties, their respective heirs, successors, and assigns.

    10. DEFAULT.

        Any of the  following  shall  constitute  a default by Tenant under this
Lease:

        10.1. Tenant's failure to pay rent or any other charge under this Lease within ten (10) days after it is due, or failure to comply with any other term or condition within twenty (20) days following written notice from Landlord specifying the noncompliance. If such noncompliance cannot be cured within the twenty (20) day period, this provision shall be satisfied if Tenant commences correction within such period and thereafter proceeds in good faith and with reasonable diligence to effect compliance as soon as possible.

        10.2. Tenant's insolvency; assignment for the benefit of its creditors; Tenant's voluntary petition in bankruptcy or adjudication as bankrupt, or the appointment of a receiver for Tenant's properties.

    11. REMEDIES FOR DEFAULT.

        In case of default as described in Paragraph 10 above, Landlord shall have the right to the following remedies which are intended to be cumulative and in addition to any other remedies provided under applicable law:

        11.1. Terminate this Lease without relieving Tenant from its obligation to pay damages.

        11.2. Retake possession of the Premises by summary proceedings or otherwise, in which case Tenant's liability to Landlord for damages shall survive the tenancy. Landlord may, after such retaking of possession, relet the Premises upon any reasonable terms. No such reletting shall be construed as an acceptance of a surrender of Tenant's leasehold interest.

        11.3. Recover damages caused by Tenant's default which shall include reasonable attorneys' fees at trial and on any appeal therefrom. Landlord may sue periodically to recover damages as they occur throughout the lease term, and no action for accrued damages shall bar a later action for damages subsequently accruing. Landlord may elect in any one action to recover accrued damages plus damages attributable to the remaining term of the Lease equal to the difference between the rent under this Lease and the reasonable rental value of the Premises for the remainder of the term, discounted to the time of judgment at the rate of six (6%) percent per annum.


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        11.4.  Make any payment or perform any obligation  required of Tenant so as to cure Tenant's default, in which case Landlord shall be entitled to recover all amounts so expended from Tenant, plus interest at the rate of ten percent (10%) per annum from the date of the expenditure.

    12. SURRENDER ON TERMINATION.

        12.1. On expiration or early termination of this Lease, Tenant shall deliver all keys to Landlord, have final utility readings made on the date of move out, and surrender the Premises clean and free of debris inside and out, with all mechanical, electrical, and plumbing systems in good operating condition, all signing removed and defacement corrected, and all repairs called for under this Lease completed. The Premises shall be delivered in the same condition as at the commencement of the term, subject only to depreciation and wear from ordinary use. Tenant shall remove all of its furnishings and trade fixtures that remain its property and restore all damage resulting from such removal. Failure to remove said property shall be an abandonment of same, and Landlord may dispose of it in any manner without liability.

        12.2. If Tenant fails to vacate the Premises when required, Landlord may elect either to treat Tenant as a tenant from month to month, subject to all provisions of this Lease except the provision for term, or to eject Tenant from the Premises and recover damages caused by wrongful holdover.

    13. LANDLORD'S LIABILITY.

        13.1. Landlord warrants that so long as Tenant complies with all terms of this Lease it shall be entitled to peaceable and undisturbed possession of the Premises free from any eviction or disturbance by Landlord or persons claiming through Landlord.

        13.2. All persons dealing with Pacific Realty Associates, L.P. ("Partnership") must look solely to the property and assets of Partnership for the payment of any claim against Partnership or for the performance of any obligation of Partnership as neither the general partner, limited partners, employees, nor agents of Partnership assume any personal liability for obligations entered into on behalf of Partnership (or its predecessors in interest) and their respective properties shall not be subject to the claims of any person in respect of any such liability or obligation. As used herein, the words "property and assets of partnership" exclude any rights of Partnership for the payment of capital contributions or other obligations to it by the general partner or any limited partner in such capacity.

    14. MORTGAGE OR SALE BY LANDLORD; ESTOPPEL CERTIFICATES.

        14.1. This Lease is and shall be prior to any mortgage or deed of trust ("Encumbrance") recorded after the date of this Lease and affecting either the Space One or the Space Two buildings and the land upon which both the Space One and the Space Two buildings are located. However, if any lender holding an Encumbrance secured by either the Space One or the Space Two buildings and the land underlying either the Space One or the Space Two buildings requires that this Lease be subordinate to the Encumbrance, then Tenant agrees that this Lease shall be subordinate to the Encumbrance if the holder thereof agrees in writing with Tenant that so long as Tenant performs its obligations under this Lease no foreclosure, deed given in lieu of the foreclosure, or sale pursuant to the terms of the Encumbrance, or other steps or procedures taken under the Encumbrance shall affect Tenant's rights under this Lease. If the foregoing condition is met, Tenant shall execute the written agreement and any other documents required by the holder of the Encumbrance to accomplish the purposes of this paragraph.

        14.2. If either the Space One or the Space Two building is sold as a result of foreclosure of any Encumbrance thereon or otherwise transferred by Landlord or any successor, Tenant shall attorn to the purchaser or transferee according to the terms and conditions of this Lease, and the transferor shall have no further liability hereunder.

        14.3. Either party shall within twenty (20) days after notice from the other execute and deliver to the other party a certificate stating whether or not this Lease has been modified and is in full force and effect and specifying



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any  modifications or alleged breaches by the other party. The certificate shall also state the amount of monthly base rent, the dates to which rent has been paid in advance, and the amount of any security deposit or prepaid rent. Failure to deliver the certificate within the specified time shall be conclusive upon the party of whom the certificate was requested that the Lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate.

    15. DISPUTES - ATTORNEYS' FEES.

        In the event of any litigation arising out of this Lease, the prevailing party shall be entitled to recover from the other party, in addition to all other relief provided by law or judgement, its reasonable costs and attorneys' fees incurred both at and in preparation for trial and any appeal or review, such amount to be as determined by the court(s) before which the matter is heard. Disputes between the parties which are to be litigated shall be tried before a judge without a jury.

    16. SEVERABILITY.

        If any provision of this Lease is held to be invalid, unenforceable or illegal the remaining provisions shall not be affected and shall be enforced to the fullest extent permitted by law.

    17. INTEREST AND LATE CHARGES.

        Rent not paid within ten (10) days of when due shall bear interest from the date due until paid at the rate of eight percent (8%) per annum.

    18. GENERAL PROVISIONS.

        18.1. Waiver by either party of strict performance of any provision of this Lease shall not be a waiver of nor prejudice the party's right otherwise to require performance of the same provision or any other provision.

        18.2. Subject to the limitations on transfer of Tenant's interest, this Lease shall bind and inure to the benefit of the parties, their respective heirs, successors, and assigns.

        18.3. Landlord shall have the right to enter upon the Premises during normal working hours after reasonable notice to Tenant, emergencies excepted, at any time to determine Tenant's compliance with this Lease, to make necessary repairs to the Premises, or to show the Premises to any prospective tenant or purchasers. During the last two months of the term, Landlord may place and maintain upon the Premises notices for leasing or sale of the Premises.

        18.4. If this Lease commences or terminates at a time other than the beginning or end of one of the specified rental periods, then the rent (including Tenant's share of real property taxes, if any) shall be prorated as of such date, and in the event of termination for reasons other than default all prepaid rent shall be refunded to Tenant or paid on its account.

        18.5. Either party shall within ten (10) days following the other party's written request deliver to the other party a written statement specifying the dates to which the rent and other charges have been paid, whether the Lease is unmodified and in full force and effect, and any other matters that may reasonably be requested by the other party.

        18.6. Notices between the parties relating to this Lease shall be in writing, effective when delivered, or if mailed, effective on the second day following mailing, certified mail, postage prepaid, to the address for the party stated in this Lease or to such other address as either party may specify by notice to the other. Rent shall be payable to Landlord at the same address and in the same manner.

    19. ENVIRONMENTAL.

        19.1. DEFINITIONS. The term "Environmental Law" shall mean any federal, state or local statute, regulation or ordinance or any judicial or other governmental order pertaining to the protection of health, safety or the


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environment.  The term "Hazardous  Substance"  shall mean any hazardous,  toxic, infectious or radioactive substance, waste and material as defined or listed by any Environmental Law and shall include, without limitation, petroleum oil and its fractions.

        19.2. USE OF HAZARDOUS SUBSTANCES. Tenant shall not cause or permit any Hazardous Substance to be spilled, leaked, disposed of or otherwise released on or under the Premises. Tenant may use and sell on the Premises only those Hazardous Substances typically used and sold in the prudent and safe operation of the business permitted by Paragraph 1 of this Lease. Tenant may store such Hazardous Substances on the Premises, but only in quantities necessary to satisfy Tenant's reasonably anticipated needs. Tenant shall comply with all Environmental Laws and exercise the highest degree of care in the use, handling and storage of Hazardous Substances and shall take all practicable measures to minimize the quantity and toxicity of Hazardous Substances used, handled or stored on the Premises.

        19.3. NOTICES. Tenant shall immediately notify Landlord upon becoming aware of the following: (a) any spill, leak, disposal or other release of a Hazardous Substance on, under or adjacent to the Premises; (b) any notice or communication from a governmental agency or any other person relating to any Hazardous Substance on, under or adjacent to the Premises; or (c) any violation of any Environmental Law with respect to the Premises or Tenant's activities on or in connection with the Premises.

        19.4. SPILLS AND RELEASES. In the event of a spill, leak, disposal or other release of a Hazardous Substance on or under the Premises caused by Tenant or any of its contractors, agents or employees or invitees, or the suspicion or threat of the same, Tenant shall (i) immediately undertake all emergency response necessary to contain, cleanup and remove the released Hazardous Substance, (ii) promptly undertake all investigatory, remedial, removal and other response action necessary or appropriate to ensure that any Hazardous Substances contamination is eliminated to Landlord's reasonable satisfaction, and (iii) provide Landlord copies of all correspondence with any governmental agency regarding the release (or threatened or suspected release) or the response action, a detailed report documenting all such response action, and a certification that any contamination has been eliminated. All such response action shall be performed, all such reports shall be prepared and all such certifications shall be made by an environmental consultant reasonably acceptable to Landlord.

        19.5. CONDITION UPON TERMINATION. Upon expiration of this Lease or sooner termination of this Lease for any reason, Tenant shall remove all Hazardous Substances and facilities used for the storage or handling of Hazardous Substances from the Premises and restore the affected areas by repairing any damage caused by the installation or removal of the facilities. Following such removal, Tenant shall certify in writing to Landlord that all such removal is complete.

        19.6. ASSIGNMENT AND SUBLETTING. Notwithstanding the provisions of Paragraph 9 of this Lease, it shall not be unreasonable for Landlord to withhold its consent to any assignment, sublease or other transfer of the Tenant's interest in this Lease if a proposed transferee's anticipated use of the Premises involves the generation, storage, use, sale, treatment, release or disposal of any Hazardous Substance.

        19.7. INDEMNITY.

              19.7.1. BY TENANT. Tenant shall indemnify, defend and hold harmless Landlord, its employees and agents, any persons holding a security interest in the Premises, and the respective successors and assigns of each of them from and against any and all claims, demands, liabilities, damages, fines, losses, costs (including without limitation the cost of any investigation, remedial, removal or other response action required by Environmental Law) and expenses (including without limitation attorneys' fees and expert fees in connection with any trial, appeal, petition for review or administrative proceeding) arising out of or in any way relating to the use, treatment, storage, generation, transport, release, leak, spill, disposal or other handling of Hazardous Substances on the Premises by Tenant or any of its contractors, agents or employees or invitees. Tenant's obligations under this paragraph shall survive the expiration or termination of this Lease for any reason. Landlord's rights under this paragraph are in addition to and not in lieu of any other rights or remedies to which Landlord may be entitled under this agreement or otherwise.


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

             19.7.2. BY LANDLORD. Landlord shall indemnify, defend and hold harmless Tenant and its employees and agents and the respective successors and assigns of each of them from and against any and all claims, demands, liabilities, damages, fines, losses, costs (including without limitation the cost of any investigation, remedial, removal or other response action required by Environmental Law) and expenses (including without limitation attorneys' fees and expert fees in connection with any trial, appeal, petition for review or administrative proceeding) arising out of or in any way relating to the actual or alleged use, treatment, storage, generation, transport, release, leak, spill, disposal or other handling of Hazardous Substances on the Premises by Landlord, or any of its contractors, agents or employees or by Landlord's previous tenants of the Premises. Landlord's obligations under this paragraph shall survive the expiration or termination of this Lease for any reason. Tenant's rights under this paragraph are in addition to and not in lieu of any other rights or remedies to which Tenant may be entitled under this Agreement or otherwise.

    20. BROKER REPRESENTATION.

        Each party represents and warrants to the other that it has had no dealings with or in any way engaged the services of any real estate broker or agent in connection with the negotiation or execution of this Lease. Each party hereby agrees to indemnify and hold the other party harmless from and against any and all costs, expenses and liabilities for commissions and other compensation claimed by any broker or agent in connection herewith resulting from breach of the representation and warranty contained in this paragraph.

    21. OPTION TO RENEW.

        If not then in default, Tenant shall have the option to renew this Lease for two (2) additional 5-year terms by giving Landlord written notice of its intent to extend at least 180 days prior to expiration of the preceding term. All provisions of this Lease shall apply during the extended term, except that rent for the renewal period shall be an amount agreed upon by the parties at least ninety (90) days prior to commencement of the renewal period. If Tenant elects not to exercise the first 5-year option period, then the second 5-year option period shall be null and void.

    22. DESIGN OF BUILDING SHELLS.

        Landlord shall provide improvements consisting of site improvements and the building shells for Space One and Space Two. The Space One building shall be designed by Curtis Beattie & Associates. Site improvements for both the Space One and Space Two buildings and the Space Two building shells shall be designed by Group Mackenzie. Landlord may contract with additional engineering firms and design-build contractors as Landlord shall select.

        22.1. The Space One building shall be designed and constructed using the standards set forth in Exhibit B attached hereto. The building shell of Space One shall, from an exterior appearance and interior core standpoint be substantially in accordance with the floor plans and elevations attached hereto as Exhibit E.

        22.2. The Space Two buildings shall be designed and constructed using using the standards set forth in Exhibit C attached hereto. The building shells of Space Two shall, from an exterior appearance standpoint, be substantially in accordance with the floor plans and elevations attached hereto as Exhibit F. The building shells of Space Two will be connected by a 13,000 square foot connection at a location west of the mid point of the long axis of the two building shells (the "Westerly Connection") and a 7,800 square foot connection at a location east of the mid point of the long axis of the two building shells (the "Easterly Connection").

       22.3. The building shells (including the interior core of Space One) shall be designed and approved as follows:

             22.3.1.    Within ten (10) days  following  the full  execution  of
this Lease by the parties, Landlord shall cause preliminary plans and specifications (the "Preliminary Review Documents") to be prepared and submitted to Tenant for review and approval. Said Preliminary Review Documents shall be sufficiently detailed to indicate the exterior appearance of the buildings, the


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

layout of the interior core elements of Space One, the location of major utility elements in all buildings and on the site, the general description of major structural elements including roof structure, location and size of overhead doors for Space Two as well as a description of landscape elements for the site. Tenant shall have five (5) business days following receipt of the Preliminary Review Documents to review said documents and provide review comments and/or approval of the items proposed by Landlord. Following receipt of Tenant's review comments Landlord shall within five (5) business days make necessary changes to conform the Preliminary Review Documents to Tenant's review comments, and in areas not conformed, provide to Tenant Landlord's reason for non-conformance. Following receipt of the Preliminary Review Documents, Tenant shall thereafter have five (5) business days (the "Final Review Period") to review and approve the revised documents. If final revisions are not acceptable to Tenant by the end of the Final Review Period, Tenant may, by giving written notice to Landlord pursuant to Paragraph 18.6, terminate this Lease, whereupon Tenant shall be liable to Landlord for 50% of the cost incurred by Landlord for all elements of the Preliminary Review Documents, not to exceed $5,000.00.

              22.3.2. Tenant shall have the option to cause to be designed and constructed a covered walkway connecting Space One to Space Two (the "Covered Walkway"). The cost of the design and construction of the Covered Walkway shall be paid by Tenant. Tenant may also design landscape elements between the Easterly Connection and the Westerly Connection. The design of the Covered Walkway and the landscaped area between the connections shall be subject to the reasonable approval of Landlord and if Landlord and Tenant cannot agree on the design of the Covered Walkway and/or the landscaped area between, and/or the Easterly and Westerly Connections, the dispute shall be settled by arbitration under Paragraph 24 of this Lease.

              22.3.3. Following approval of the Preliminary Review Documents, or in the case of arbitration, upon the decision by the arbitrator, Landlord shall, within fifteen (15) business days, cause construction documents (the "Construction Documents") to be commenced. When prepared, Tenant shall receive three (3) copies of the Construction Documents and may within five (5) business days following receipt of such documents provide to Landlord notice in writing of any contention by Tenant that the Construction Documents do not conform to the approved Preliminary Review Documents. If Tenant provides such notice and Landlord refuses to comply with Tenant's request for changes to the Construction Documents, then the dispute may be submitted by either party for arbitration pursuant to Paragraph 24. A request for arbitration must be made within ten (10) days following Tenant's notice to Landlord of non-conformance provided for in this paragraph. The decision of the arbitrator shall be binding upon both parties. The time taken for such arbitration shall be added to the time Landlord has for delivery of the Premises.

              22.3.4. Following final approval of the Construction Documents by either mutual agreement or by arbitration, Landlord shall promptly pursue the issuance of all necessary building permits and shall cause construction of the building shells to be undertaken by contractors selected by Landlord at Landlord's expense.

    23.  TENANT IMPROVEMENTS.

         23.1. Landlord shall be responsible for construction of tenant improvements within Space One in accordance with the approved Plans and Specifications called for in this paragraph. Exhibit D sets forth the standards for the tenant improvements to be constructed within Space One. Tenant shall be responsible for construction of all tenant improvements to be constructed within Space Two. The tenant improvements within Space One and Space Two shall be funded through the allowance provided for in Paragraph 23.2 below. All items charged against the Allowance shall be pre-approved by Tenant prior to construction of such items. All improvements shall be designed and constructed using Landlord's building standard finishes or alternate materials mutually acceptable to both Tenant and Landlord. Tenant improvements shall be constructed using industry standard materials installed in a good and workmanlike manner by qualified craftsmen. Said tenant improvements shall be constructed from plans and specifications (the "Plans and Specifications") prepared by an architectural firm mutually acceptable to both Landlord and Tenant (the "Architectural Firm") which Plans and Specifications shall be subject to applicable building codes as interpreted by all governing jurisdictions, including City of Hillsboro, Oregon.



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

The Plans and Specifications shall be approved by Landlord within ten (10) days of Landlord's receipt of same, which approval shall not be unreasonably withheld. Changes from Landlord approved Plans and Specifications shall be approved in writing by Landlord.

         23.2. Landlord shall provide Tenant with a tenant improvement allowance of $3,212,375.00 (the "Allowance") for all tenant improvement work to be done hereunder. The Allowance is based upon the following calculations:

Office Space:         $25.00 per square foot for -   71,265 square feet     $1,781,625.00
Manufacturing Space:  $15.00 per square foot for -   87,050 square feet     $1,305,750.00
Warehouse Space:       $5.00 per square foot for -   25,000 square feet     $  125,000.00
                                                    -------                  ------------
Total:                                              183,315 square feet     $3,212,375.00

               All tenant improvements within Space One shall be charged against the Allowance. When Space One Plans and Specifications have been bid, the cost of the work shall be reviewed and approved by Tenant within ten (10) business days of receipt by Tenant. The cost of any subsequent changes requested by Tenant or of additional work required which is not within the scope of the Plans and Specifications shall be approved by Tenant prior to commencement of such work. If the tenant improvements cannot be constructed within the balance of the Allowance remaining after the Space One tenant improvement costs have been set aside for completion of Space One, Tenant agrees to pay its Space Two tenant improvement contractor the amount by which this cost exceeds the remaining balance of the Allowance.

          23.3. Landlord agrees to amortize up to $1,000,000.00 of additional tenant improvement costs in excess of the Allowance over 120 months at twelve (12%) percent interest. Amortization of $1,000,000.00 will result in a rental increase of $14,347.00 (the "Amortized Amount") per month as shown in the rent schedule on Page 1 of this Lease.

          23.4. Tenant shall, as referenced in Paragraph 23.2 above, contract with a tenant improvement contractor approved by Landlord, to complete improvements within Space Two in accordance with the Plans and Specifications. Tenant shall be responsible for payment of all contractor billings for such work and will submit proof of such payments to Landlord. Each proof of payment shall be accompanied by a copy of the contractor's most recent draw request presented on AIA form number G702 or similar. Landlord shall, within fifteen (15) days of receipt of Tenant's proof of payment, reimburse Tenant for amounts up to the remaining balance of the Allowance as referenced in Paragraph 23.2 above, plus any additional funds to be amortized pursuant to Paragraph 23.3 above.

          23.5. Should Tenant elect to have Landlord amortize an amount less than $1,000,000.00, then the Amortized Amount shall be modified by the lease amendment referenced on Page 1, Line 30 of this Lease using the amortization schedule used to set the amortized amount.

          23.6. Landlord shall not charge Tenant any construction or development fees nor charge any of its employees' time against the Allowance. Any sums paid to the Architectural Firm or other consultants and any out of pocket costs incurred by Landlord as part of the tenant improvement shall be charged against the Allowance.

    24.  ARBITRATION OF DESIGN DISPUTE.

         24.1. Tenant intends to construct a covered walkway between Space One and Space Two. Any dispute regarding the design of the covered walkway and/or the landscaped area between the Easterly or Westerly Connection or conformance of the Space One or Space Two building shell Construction Documents to the approved Preliminary Review Documents shall be decided by arbitration in accordance with the then current Construction Industry Arbitration Rules of the American Arbitration Association, unless the parties mutually agree otherwise. The arbitration shall take place in Portland, Oregon, and shall be subject to the arbitration statutes of the state of Oregon. Disputes shall be decided by a single arbitrator. This agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law.



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

         24.2. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement. The demand for arbitration shall be made within ten (10) days following Tenant's notice to Landlord of the existence of a dispute.

         24.3. The decision rendered by the arbitrator shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the respective dates set opposite their signatures below, but this Agreement on behalf of such party shall be deemed to have been dated as of the date first above written.

                                 LANDLORD:

                                 PACIFIC REALTY ASSOCIATES, L.P.,
                                 a Delaware limited partnership

                                 By:   PacTrust Realty, Inc.,
                                       a Delaware corporation,
                                       its General Partner

          4/22                           /s/ SAM K. BRIGGS
Date:  -------------, 1998       By: ----------------------------------
                                       Sam K. Briggs
                                       Vice President

                                 Address for Notices/Rent Payments to Landlord:
                                 15350 S.W. Sequoia Parkway, #300-WMPC
                                 Portland, OR  97224


                                 TENANT:

                                 CREDENCE SYSTEMS CORPORATION,
                                 a California corporation


          APRIL 16                      /s/ W.R. BOTTOMS
Date:  --------------, 1998      By: ----------------------------------
                                 Name:  W.R. Bottoms
                                 Title: CEO



Date:  ________________, 1998    By:
                                 Name:
                                 Title:


                                 Address for Legal Notices to Tenant:



                                 Address for Invoices to Tenant:



                                 Tenant Employer Identification Number:






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Page 12 of 12                                                      Hillsboro, OR

                                   EXHIBIT "A"



MAP OF FIVE OAKS WEST BUSINESS PARK
HILLSBORO, OREGON

Not to Scale.

                                   EXHIBIT "B"


                          CREDENCE SYSTEMS CORPORATION
                    BUILDING SHELL DESCRIPTION AND DEFINITION
                           OFFICE BUILDING (SPACE ONE)
                          FIVE OAKS WEST BUSINESS PARK


                                 March 27, 1998


GENERAL -

The building architectural features to meet ADA compliance requirements at the time of project design. Any design changes subsequent to Final Construction Documents shall be approved in writing by Tenant's designated representative.

SITEWORK -

All site improvements required for a complete and operable facility are included. Sitework includes utilities such as water, sanitary sewer, natural gas, power, and phone system conduits. Sitework also includes storm water collection, detention, and disposal; asphalt paving; concrete sidewalks; landscaping; and site lighting.

BUILDING ENVELOPE -

The building envelope includes shallow, spread footing foundations; concrete slab on grade; composite steel and concrete upper floor structures; steel roof structure; structural metal stud exterior wall framing; exterior brick veneer; and exterior aluminum and glass window and storefront systems. The roofing system shall be constructed using rigid insulation and built-up roofing with mineral cap sheet using a steel roof structure.

BUILDING INTERIOR IMPROVEMENTS -

     EXTERIOR   WALLS:   Exterior  walls  shall  be  insulated  with  R-19  batt
     insulation. Vapor barrier and gypsum board shall be provided and installed under tenant improvement construction.

     CORRIDOR AND COMMON AREA WALLS: Shell construction includes framing, insulation, and finished gypsum board on the improved side of corridor and common area walls (rest rooms, stairs, utility rooms, etc.). Corridor and other common area walls shall be constructed using 3-5/8" metal studs, 3 1/2" fiberglass batt insulation, and 5/8" smooth finished gypsum board. Exposed framing and insulation will remain facing areas for tenant improvements.

     BUILDING COLUMNS: Building structural columns are left exposed under shell construction.

     INTERIOR  PARTITIONS:   Interior  partitions  are  not  included  in  shell
     construction.

     INTERIOR DOORS: Common area interior doors shall be nominal 3'-0" by 9'-0" solid core ribbon sapele, stained to a dark cherry wood finish ("Building Standard Finish") in Timely II door frames, factory painted to approximate door color ("Building Standard Frame"). Door hardware for common area doors to include 2 pair butts, Schlage "D" series (or similar) lever latch, and wall stop for each door. Door hardware finish to be polished brass. Interior doors for tenant areas are part of tenant improvement construction.



N-CREDEN-B.DOC / SKB / LMH / Exhibit B                                     5Oaks
4/9/98
Page 1 of 3                                                        Hillsboro, OR

     ACOUSTICAL CEILINGS: The acoustical ceiling suspension system shall be installed in a 4' by 4' grid, and ceiling tile and remaining tee's supplied under building shell construction. Tenant improvement construction includes installation of 2' by 2' tegular edge ceiling tile (Armstrong Minatone #705 Fissured) and necessary tee's in the building shell ceiling grid.

     PAINTING: All common area interior walls and ceilings shall receive primer and two coats of finish paint on improved surfaces. Painting within tenant areas is part of tenant improvement construction.

     FLOOR COVERINGS: All improved common areas shall receive appropriate floor covering. Carpet shall be provided at corridors and stairs; ceramic tile and carpet shall be provided in toilet rooms; and exposed, sealed concrete will be provided in elevator machine, janitor, fire sprinkler riser, and electrical rooms. Carpet shall be Atlas "Custom Multituff," Bently "Mirano," or equal, over pad, at common area locations except for fire exit stairs. Fire exit stairs to receive 26 ounce direct glue loop carpet, Atlas "Oxford Place," or equal. Wainscot wall tile in toilet rooms to be Daltile 4 1/4" by 4 1/4" glazed ceramic with Group 2 color. Floor tile in toilet rooms to be Daltile 2" by 2" unglazed porcelain with Group 2 color. Floor covering within tenant areas is part of tenant improvement construction.

     WINDOW   COVERINGS:   Window   coverings  are  not  included   under  shell
     construction.

     CABINETS AND MILLWORK: Cabinets and other special millwork are not included under shell construction.

     APPLIANCES: The cost of appliances such as dishwashers, refrigerators, and microwave ovens, and vending machines, coffee makers or other similar equipment are part of tenant improvement costs.

     FURNITURE AND ACCESSORIES: Furniture, coat hooks, desk partitions, tack boards, projection screens, fire extinguishers and cabinets, and other miscellaneous accessories shall be provided and installed by tenant.

     SIGNAGE: Toilet room signs are included. Toilet room signs to approximately 8" by 8", constructed of phenolic base with white raised letters and graphics. Signs to be ADA compliant with Grade 2 Braille feature. Other interior and exterior signage shall be provided and installed by tenant.

     ELEVATORS: Two (2) each, 3-stop hydraulic elevators are included by Otis, Dover, Schindler, Montgomery, or equal. Each car to have 3,000 pound capacity at 150 f.p.m. Doors, door frames and control panels to be finished in satin bronze. Interior cab panels to be constructed of wood grain laminate. Interior cab ceiling to be mirror bronze finish with incandescent downlights. Cab protection blankets for moving are included.

     PLUMBING: Shell plumbing work includes underslab sanitary sewer and overhead water piping to common area plumbing fixtures. Common area plumbing fixtures include water closets, urinals, and lavatories in main toilet rooms on each floor, a drinking fountain (handicap accessible) for each floor, one janitor sink, and one water heater. Each Men's room to have two (2) wall-hung urinals, two (2) water closets, and two (2) counter mounted lavatories. Each Women's room to have four (4) water closets and two (2) counter mounted lavatories. Two (2) "wet" columns are included within the tenant space. Wet columns include waste and vent piping and cold water only. Extension of plumbing within tenant areas is tenant improvement work.

     FIRE PROTECTION: Building shell fire protection system includes service to the building and overhead sprinkler piping. Tenant improvement fire protection work includes the addition of "drops" to the area below ceilings and chrome, semi-recessed sprinkler heads. Special fire suppression systems such as intergen or preaction systems, if required, are part of tenant improvement work.


-CREDEN-B.DOC / SKB / LMH / Exhibit B                                     5Oaks
4/9/98
Page 2 of 3                                                        Hillsboro, OR

     H.V.A.C.: Building shell construction includes a closed loop, water-source heat pump system with high efficiency cooling tower and boiler. Roof-top cooling tower has approximately 200 ton capacity. Gas fired boiler has approximately 1,000,000 BTU (input) capacity. System includes DDC automated control with central panel operation of energy management functions. Modulating outside air supply and exhaust is managed by the DDC controller and ducted to and from each zone. Supply and return air main trunk ducts and main water loop piping shall be provided under the building shell HVAC work. Heat pumps, thermostats, duct extensions, connections to the water loop, and supply and return air diffusers are tenant improvement construction. Special computer room, conference room, and lunch room cooling and ventilation, if required, are tenant improvement work.

     ELECTRICAL: Building shell electrical work includes a 1200 amp, 277/480 volt, 3-phase, 4-wire main distribution panel with wires in conduit to electrical distribution panels on each floor. Building shell electrical work also includes lighting and miscellaneous convenience outlets in building common areas (i.e., toilet rooms, electrical rooms, stairs, utility rooms, etc.). Tenant improvement electrical work includes breakers in shell electrical panels, extension of power from the electrical room to the tenant space, the addition of any tenant subpanels within the space, and furnishing and installation of lighting and power outlets.

     Three-tube fluorescent light fixtures with 18-cell parabolic lenses shall be supplied under building shell construction. One fixture is included for each 90 square feet of tenant office area. Fixtures shall be stocked on the floor for installation and wiring under tenant improvement construction.

     Generators, uninterruptable power supplies, and special electrical work for computer and phone systems, if required, are tenant improvement work.

     FIRE ALARM: Fire alarm system includes flow and tamper switches for the sprinkler system and smoke detection only as required for elevator and common area features. Fire alarm systems related to tenant improvements are not part of shell construction.

     SECURITY SYSTEMS: Security systems shall be provided and installed by tenant.

     TELEPHONE AND COMPUTER SYSTEMS: Telephone, data, and computer system equipment and wiring shall be provided and installed by tenant.













N-CREDEN-B.DOC / SKB / LMH / Exhibit B                                     5Oaks
4/9/98
Page 3 of 3                                                        Hillsboro, OR

                                  EXHIBIT "C"


                          CREDENCE SYSTEMS CORPORATION
                    BUILDING SHELL DESCRIPTION AND DEFINITION
                WAREHOUSE AND MANUFACTURING BUILDINGS (SPACE TWO)
                          FIVE OAKS WEST BUSINESS PARK


                                 April 10, 1998



SITEWORK -

All site improvements required for a complete and operable facility are included. Sitework includes utilities such as water, sanitary sewer, natural gas, power, and phone system conduits. Sitework also includes storm water collection, detention, and disposal; asphalt paving; concrete sidewalks; landscaping; and site lighting.

BUILDING ENVELOPE -

The building envelope includes shallow, spread footing foundations; concrete slab on grade; steel and wood roof structure; tilt-up concrete exterior walls with partial brick veneer, Mutual Materials "Inca" or similar; and exterior aluminum and glass window and storefront systems, U.S. Aluminum painted frames with PPG insulated solarcool azurlite glass. The roof membrane shall be built-up roofing with mineral cap sheet.

BUILDING SHELL -

     TENANT ENTRIES AND MAN-DOORS: Tenant doors in aluminum systems include single storefront doors with push-pull hardware and deadbolt locks. Exterior man-doors in concrete and brick walls shall be 3' x 7' hollow metal with Schlage "D" series lever locks. Special access and security systems, card lock entries, and other special door hardware, if required, are part of tenant improvement work.

     EXTERIOR WALLS: Exterior concrete walls within the building shall remain unpainted, exposed concrete. Metal stud furring and/or insulation for exterior concrete walls is part of tenant improvement work. Framed exterior walls shall be insulated with R-19 batt insulation. Vapor barrier and gypsum board for framed exterior walls shall be provided and installed under tenant improvement construction.

     ROOF STRUCTURE: The roof structure shall be constructed using open web steel girders and joists, wood sub-purlins, and plywood deck. Roof structure is insulated with R-19 insulation and shall remain exposed. Painting of roof structure and supporting elements, if required, shall be done under tenant improvement work.

     OVERHEAD DOORS: Four (4) each, 9' by 10' dock doors are included. Exterior dock doors shall be steel sectional type, motor operated, vertical or high lift configuration. Approximately 50 linear feet of steel canopy is included over the loading dock doors. Canopy to extend approximately 3' from building face. Up to four (4) drive-in doors, each 12' by 14', are included. Drive-in doors shall be steel sectional type, chain operated, vertical or high lift configuration and shall be located in concrete panels which do not have brick veneer facing.

     FLOORING: Warehouse floor shall be exposed, sealed concrete.

     PAINTING: All exterior concrete walls will be painted with exterior latex paint. Exterior masonry walls to receive clear sealer. Interiors of buildings shall remain unpainted.

     WINDOW   COVERINGS:   Window   coverings  are  not  included   under  shell
     construction.

N-Creden-c.doc / SKB / LMH / Exhibit C                                     5Oaks
5/26/98
Page 1 of 2                                                        Hillsboro, OR

     PLUMBING: One 4" diameter sanitary sewer waste line shall be installed under slab running the entire length of each building. A 1-1/2" insulated overhead copper water line shall be installed below the roof structure directly above the sanitary sewer. Any other water, waste, and vent piping and furnishing and installation of plumbing fixtures is tenant improvement work. Air piping, gas piping, process piping, and other special piping, if required, shall be part of tenant improvement work.

     FIRE PROTECTION: Building shell fire protection system includes service to the buildings and overhead sprinkler piping and heads. The system shall be designed for Ordinary Hazard, Group 2 occupancies. Tenant improvement fire protection work includes the addition of "drops" to the area below ceilings and chrome, semi-recessed sprinkler heads. Special fire suppression systems such as intergen or preaction systems, if required, are part of tenant improvement work.

     H.V.A.C.:   HVAC  systems  shall  be  installed  under  tenant  improvement construction.

     ELECTRICAL: Building shell electrical work includes a 6000 Amp (2 building total), 277/480 Volt, 3-phase main electrical service. Site lighting in the vicinity of the buildings shall be served from the shell electrical service. Tenant improvement electrical work includes distribution of power from the main building service to tenant subpanels and the addition of any tenant subpanels within the tenant space. Generators and UPS systems, if required, are part of tenant improvement work. Interior electrical work shall be installed under tenant improvement construction.

     FIRE ALARM: The fire alarm system includes flow and tamper switch monitoring for the sprinkler system only. Fire alarm systems related to tenant improvements are not part of shell construction.

     SECURITY SYSTEMS: Security systems shall be provided and installed by tenant.

     TELEPHONE AND COMPUTER SYSTEMS: Telephone, data, and computer system equipment and wiring shall be provided and installed by tenant.









N-Creden-c.doc / SKB / LMH / Exhibit C                                     5Oaks
5/26/98
Page 2 of 2                                                        Hillsboro, OR

                                   EXHIBIT "D"


                          CREDENCE SYSTEMS CORPORATION
                          TENANT IMPROVEMENT STANDARDS
                           OFFICE BUILDING (SPACE ONE)

                          FIVE OAKS WEST BUSINESS PARK

                                 April 10, 1998


GENERAL -

Items noted as "excluded" are items which Landlord will consider for inclusion but are not included in a typical improvement and do not generally fit within a building standard tenant improvement allowance.

CONCRETE -

Existing concrete slab on grade shall be sawcut, removed, and poured back for underslab utilities as necessary. Existing upper floor slabs shall be core drilled for utilities as necessary; new penetrations in upper floor slabs shall be sealed tight.

DEMISING WALLS -

Demising walls are not applicable to this project. When used, demising walls shall extend from floor level to the underside of the ceiling grid. Demising walls shall be constructed using 3-5/8" metal studs, 3-1/2" unfaced fiberglass batt insulation, and 5/8" smooth finished gypsum board on each side. Raco FS4 black reveal header shall be used at connection of walls to ceiling. 4' wide, 3-1/2" unfaced fiberglass batt insulation shall be provided above ceiling, centered over demising walls.

EXTERIOR WALLS -

Exterior walls shall receive 5/8" smooth finished gypsum board over existing framing and thermal insulation. Raco FS4MB black recessed reveal molding to be used at connections of walls to ceilings.

CORRIDOR AND COMMON AREA WALLS -

Corridor and other common area walls (rest rooms, stairs, utility rooms, etc.) shall be constructed using 3-5/8" metal studs, 3-1/2" unfaced fiberglass batt insulation, and 5/8" smooth finished gypsum board each side. Shell construction includes framing, insulation, and finished gypsum board on the corridor side of corridor walls. Tenant improvement construction includes furnishing and installation of smooth finished gypsum board on the tenant side of corridor and common area walls.

BUILDING COLUMNS -

Building structural columns shall be furred with metal stud framing and 5/8" smooth finished gypsum board. Building "wet" columns to be furred, insulated with high density sound insulation, and covered with 5/8" smooth finished gypsum board. Raco FS4MB black recessed reveal molding to be used at connections of columns to ceilings.

INTERIOR PARTITIONS -

Interior partitions shall extend from floor level to the underside of ceiling grid. Interior partitions shall be constructed using 3-5/8" metal studs and 5/8" smooth finished gypsum board each side. Raco FS4 black reveal header shall be used at connection of walls to ceiling.




N-CREDEN-D.DOC/SKB/LMH/Exhibit D                                           5Oaks
4/10/98
Page 1 of 4                                                        Hillsboro, OR

INSULATION -

3-1/2" unfaced fiberglass batt insulation shall be provided in walls surrounding conference and lunch rooms. Insulation around private offices is excluded. 4' wide, 3-1/2" unfaced fiberglass batt insulation shall be provided above ceiling, centered above walls receiving insulation.

INTERIOR DOORS -

Interior doors shall be nominal 3'-0" by 9'-0" solid core ribbon sapele, stained to a dark cherry wood finish ("Building Standard Finish") in Timely II door frames, factory painted to approximate door color ("Building Standard Frame"). Door hardware to include 2 pair butts, Schlage "AL" series (or similar) lever latch, and wall stop for each door. Door hardware finish to be polished brass.

RELITES -

Relites are not included for standard tenant improvements. When used, relites shall include 1/4" tempered glass in Timely II frames, factory painted to match door frames.

SUITE ENTRIES -

Suite entries are not applicable to this project. When used, suite entry shall include a nominal 3'-0" by 9'-0" solid core ribbon sapele door, stained to Building Standard Finish in Building Standard Frame. Door hardware to include closer, butts, Schlage "D" series (or similar) lever lock, and stop. Door hardware finish to be polished brass. Glass doors, card entry systems, and special access systems shall be supplied and installed by tenant.

FOLDING PARTITIONS AND OPERABLE WALLS -

Folding partitions and operable walls are not included for standard tenant improvements.

ACOUSTICAL CEILINGS -

The acoustical ceiling suspension system shall be installed in a 4' by 4' grid, and ceiling tile and remaining tee's supplied under building shell construction. Tenant area construction includes installation of 2' by 2' tegular edge ceiling tile (Armstrong Minatone #705 Fissured) and necessary tee's in the building shell ceiling grid.

PAINTING -

All interior walls shall receive primer and two coats of finish paint. Paint color is to match approved drawdowns.

WALL COVERING -

Vinyl, fabric, tile, and other wall coverings are not included for standard tenant improvements.

FLOOR COVERINGS -

Floor covering colors shall be selected by Tenant from Landlord's standard finish options. Carpet shall be 30 oz. cut pile or 26 oz. level loop. Cut pile carpet shall be installed on carpet pad. Armstrong Exelon or equal VCT shall be installed in lunch rooms, copy rooms, storage rooms, and other appropriate locations. Sheet vinyl flooring is not included for standard tenant improvements. Rubber base to be 4" in continuous lengths. Coved base to be used in areas with resilient flooring; flat base to be used in carpeted areas. Quarry or ceramic tiles, wood flooring, raised computer floors, and other special floor finishes are not included for standard tenant improvements.

WINDOW COVERINGS -

Building Standard window covering (off-white, non-perforated, vertical louver blinds) shall be provided at exterior windows. Window coverings on interior relites are not included for standard tenant improvements.


N-CREDEN-D.DOC/SKB/LMH/Exhibit D                                           5Oaks
4/10/98
Page 2 of 4                                                        Hillsboro, OR

CABINETS AND MILLWORK -

Cabinet work includes lunch/break room upper and lower units and cabinets for a work/copy room only. Built-in desks, shelving, and furniture are not included for standard tenant improvements. Tenant cabinets to be constructed to A.W.I. standards with plastic laminate tops, fronts, and sides, color as selected by Tenant from standard high pressure laminates. Cabinet interiors shall be constructed of melamine or standard low pressure laminate. Concealed hinges, heavy-duty drawer hardware, and wire pulls shall be included for all drawers or doors. One (1) 4' x 4' plywood phone board is included. Wall paneling, wood base, shelving, and other special millwork items are not included for standard tenant improvements.

APPLIANCES -

Appliances such as dishwashers, refrigerators, and microwave ovens, and vending machines, coffee makers or other similar equipment shall be supplied and installed by tenant.

FURNITURE AND ACCESSORIES -

Furniture, coat hooks, desk partitions, tack boards, projection screens, fire extinguishers and cabinets, and other miscellaneous accessories shall be supplied and installed by tenant.

SIGNAGE -

Interior and exterior signage shall be supplied and installed by tenant.

PLUMBING -

Plumbing within a tenant space is not included for standard tenant improvements. If tenant elects to have plumbing, it shall be connected to existing plumbing services. Available tie-in locations include two (2) building "wet" columns and the central utility room and rest room locations. All above slab waste and vent piping to be cast iron. When used, typical lunch room sink to be Elkay CR2522 with Delta 100 faucet.

FIRE PROTECTION -

Fire protection system shall be modified as required for tenant improvement layout. Building shell fire protection system includes service to the building and overhead sprinkler piping. Tenant improvement fire protection work includes the addition of "drops" to ceilings and chrome, semi-recessed sprinkler heads. Special fire suppression systems such as intergen or preaction systems are not included for standard tenant improvements.

H.V.A.C. -

Heating, ventilation, and air conditioning systems shall be extended to serve the tenant improvement layout. The building shell includes a closed loop, water-source heat pump system with high efficiency cooling tower and boiler. System includes DDC automated control with central panel operation of energy management functions. Modulating outside air supply and exhaust is managed by the DDC controller and ducted to and from each zone. Supply and return air main trunk ducts and main water loop piping shall be provided under the building shell HVAC work. Heat pumps, thermostats, duct extensions, connections to the water loop, and supply and return air diffusers shall be added under tenant improvement construction. Tenant spaces to be connected to dedicated channel of the DDC control system with programmable override for after hour use. Tenant HVAC zones to be provided 1 each per approximate 1000 square feet. Each zone to be thermostatically controlled. Special computer room, conference room, and lunch room cooling and ventilation are not included for standard tenant improvements.


-CREDEN-D.DOC/SKB/LMH/Exhibit D                                           5Oaks
4/10/98
Page 3 of 4                                                        Hillsboro, OR

ELECTRICAL -

     Building shell electrical work includes the main building electrical service with wires in conduit to electrical distribution panels on each floor. Tenant improvement electrical work includes breakers in shell electrical panels, extension of power from the electrical room to the tenant space, the addition of any tenant subpanels within the space, and furnishing and installation of lighting and power outlets.

     Lighting shall be provided using 2' by 4' fluorescent light fixtures with 18-cell parabolic lenses. Wattage available for lighting for each tenant space is governed by the State of Oregon Energy Code. Special architectural lighting (track lighting, spot lighting, down lights, wall sconces, etc.) and dual level switching are not included for standard tenant improvements. Lighting lamps, ballasts, and controls shall meet electrical energy consumption code requirements. Duplex outlets shall be provided 1 each per 120 square feet of Tenant area.

     Power connections to Tenant desk partitions to be provided at wall, floor, or power pole locations only; wiring within desk partitions is not included for standard tenant improvements. Mud rings with pull strings to the area above ceiling shall be provided 1 each per 240 square feet of Tenant area for Tenant installed telephone and data wiring. Cover plates and receptacles for telephone and data wiring shall be provided by the Tenant. Generators, uninterruptable power supplies, and special electrical work for computer and phone systems are not included for standard tenant improvements.

FIRE ALARM -

Fire alarm and smoke detection systems shall be provided if required by the local governing jurisdictions.

SECURITY SYSTEMS -

Security systems shall be provided and installed by tenant.

TELEPHONE AND COMPUTER SYSTEMS -

Telephone, data, and computer system equipment and wiring shall be provided and installed by tenant.
















N-CREDEN-D.DOC/SKB/LMH/Exhibit D                                           5Oaks
4/10/98
Page 4 of 4                                                        Hillsboro, OR

                                  "EXHIBIT E"


                          CREDENCE SYSTEMS CORPORATION
                   BUILDING SHELL FLOOR PLANS AND ELEVATIONS
                          OFFICE BUILDING (SPACE ONE)
                          FIVE OAKS WEST BUSINESS PARK


Plan diagram - WEST ELEVATION AND PARTIAL SOUTH ELEVATION SECTIONS 1 & 2

                                  "EXHIBIT E"


                          CREDENCE SYSTEMS CORPORATION
                   BUILDING SHELL FLOOR PLANS AND ELEVATIONS
                          OFFICE BUILDING (SPACE ONE)
                          FIVE OAKS WEST BUSINESS PARK


Plan diagram - EAST ELEVATION AND PARTIAL NORTH ELEVATION SECTIONS 1 & 2

                                  "EXHIBIT E"


                          CREDENCE SYSTEMS CORPORATION
                   BUILDING SHELL FLOOR PLANS AND ELEVATIONS
                          OFFICE BUILDING (SPACE ONE)
                          FIVE OAKS WEST BUSINESS PARK


Plan diagram - FIRST FLOOR PLAN

                                  "EXHIBIT E"


                          CREDENCE SYSTEMS CORPORATION
                   BUILDING SHELL FLOOR PLANS AND ELEVATIONS
                          OFFICE BUILDING (SPACE ONE)
                          FIVE OAKS WEST BUSINESS PARK


Plan diagram - SECOND FLOOR PLAN

                                  "EXHIBIT E"


                          CREDENCE SYSTEMS CORPORATION
                   BUILDING SHELL FLOOR PLANS AND ELEVATIONS
                          OFFICE BUILDING (SPACE ONE)
                          FIVE OAKS WEST BUSINESS PARK


Plan diagram - THIRD FLOOR PLAN

                                  "EXHIBIT F"


                          CREDENCE SYSTEMS CORPORATION
                    BUILDING SHELL FLOOR PLANS AND ELEVATIONS
                WAREHOUSE AND MANUFACTURING BUILDINGS (SPACE TWO)
                          FIVE OAKS WEST BUSINESS PARK


Plan diagram - SOUTH ELEVATION BLDG. 306
Plan diagram - SOUTH ELEVATION BLDG. 306

                                  "EXHIBIT F"


                          CREDENCE SYSTEMS CORPORATION
                    BUILDING SHELL FLOOR PLANS AND ELEVATIONS
                WAREHOUSE AND MANUFACTURING BUILDINGS (SPACE TWO)
                          FIVE OAKS WEST BUSINESS PARK


Plan diagram - WEST ELEVATION BLDG. 305 AND 306
Plan diagram - EAST ELEVATION BLDG. 305 AND 306

                                  "EXHIBIT F"


                          CREDENCE SYSTEMS CORPORATION
                    BUILDING SHELL FLOOR PLANS AND ELEVATIONS
                WAREHOUSE AND MANUFACTURING BUILDINGS (SPACE TWO)
                          FIVE OAKS WEST BUSINESS PARK


Plan diagram - FLOOR PLAN BUILDING 305

                                  "EXHIBIT F"


                          CREDENCE SYSTEMS CORPORATION
                    BUILDING SHELL FLOOR PLANS AND ELEVATIONS
                WAREHOUSE AND MANUFACTURING BUILDINGS (SPACE TWO)
                          FIVE OAKS WEST BUSINESS PARK


Plan diagram - FLOOR PLAN BUILDING 306

                                 LEASE AMENDMENT



DATED:     April 17, 1998

BETWEEN:   PACIFIC REALTY ASSOCIATES, L.P.,
           a Delaware limited partnership                              LANDLORD

AND:       CREDENCE SYSTEMS CORPORATION,
           a California corporation, hereinafter referred to as          TENANT



          By written lease dated April 10, 1998, Tenant leased from Landlord total of approximately 183,315 square feet of warehouse and office space comprised of approximately 71,265 square feet of office space located in a three
(3) story office building ("Space One") and approximately 112,050 square feet of warehouse and manufacturing space located in two (2) connected single story buildings ("Space Two") located at Five Oaks West Business Park, on Pine Farm Road in Hillsboro, Oregon (and generally as located on the attached Exhibit A). Such document is hereinafter referred to as the "Lease." The Lease expires March 31, 2014.

          Tenant now wishes to amend the Lease.

          NOW, THEREFORE, the parties agree as follows:

          1. Exhibit A shall be modified by the new Exhibit A which is attached hereto.

          2. On Exhibit C, the paragraph titled "SITEWORK" shall be modified to include the following language: "ASPHALT PAVING: 2-1/2" of asphalt paving shall be provided over 6" crushed rock base in automobile traffic and parking areas, and 3" of asphalt paving shall be provided over 9" crushed rock base in truck loading dock and maneuvering areas in accordance with the recommendation of the geotechnical engineer."

          3. On Exhibit C, the paragraph titled "BUILDING SHELL" shall be modified to include the following language: "CONCRETE SLAB ON GRADE: The concrete slab on grade shall be 5" thick, unreinforced concrete, with compressive strength design of 3000 psi at 28 days. Seismic reinforcing steel is included along the building perimeter if required by code. Interior floor slabs to be smooth trowel finished."

          4. The following language shall be included in Exhibit C: "TENANT IMPROVEMENTS - FLOOR SLAB RECESS: A recessed floor slab shall be constructed if requested by Tenant in the location indicated on the attached C-1. The finished surface of the recessed floor shall be 12" maximum below the adjacent floor surfaces. The recessed floor will be 5" thick, unreinforced concrete with smooth trowel finish. Raised floor systems are not included. Tenant shall be responsible for the cost of filling in the recess with smooth finished concrete upon lease termination or earlier vacation of the premises."

          5. Paragraph 6.2. shall be deleted and the following language substituted: "Tenant shall carry general liability insurance on an occurrence basis with combined single limits of not less than $1,000,000. Landlord shall have the right to require Tenant to increase this minimum liability insurance limit by such reasonable amounts as may be required to adequately protect Landlord and Tenant in the future as a result of general increases in liability awards in the courts but in no event shall Landlord be allowed to require Tenant to carry more than $5,000,000 of liability insurance. Such insurance shall be provided by an insurance carrier reasonably acceptable to Landlord and shall be evidenced by a certificate delivered to Landlord stating that the coverage will not be canceled or materially altered without ten (10) days' advance written notice to Landlord. Landlord shall be named as an additional insured on such policy, but only with respect to the indemnity granted by Tenant in Paragraph 6.1 above."

          6. Except as expressly modified hereby, all terms of the Lease shall remain in full force and effect and shall continue through the existing term.



N-CREDENCE.DOC/SKB/LMH                                      5Oaks/304, 305 & 306
4/17/98
Page 1 of 2                                                        Hillsboro, OR

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the respective dates set opposite their signatures below, but this Agreement on behalf of such party shall be deemed to have been dated as of the date first above written.

                                 LANDLORD:

                                 PACIFIC REALTY ASSOCIATES, L.P.,
                                 a Delaware limited partnership

                                 By:   PacTrust Realty, Inc.,
                                       a Delaware corporation,
                                       its General Partner

          4/22                           /s/ SAM K. BRIGGS
Date:  -------------, 1998       By: ----------------------------------
                                       Sam K. Briggs
                                       Vice President



                                 TENANT:

                                 CREDENCE SYSTEMS CORPORATION,
                                 a California corporation


          APRIL 20                        /s/ W.R. BOTTOMS
Date:  --------------, 1998      By: ----------------------------------
                                 Name:  W.R. Bottoms
                                 Title: CEO










N-CREDENCE.DOC/SKB/LMH                                      5Oaks/304, 305 & 306
4/17/98
Page 2 of 2                                                        Hillsboro, OR

                                  "EXHIBIT C-1"


                          CREDENCE SYSTEMS CORPORATION
                    BUILDING SHELL FLOOR PLANS AND ELEVATIONS
                WAREHOUSE AND MANUFACTURING BUILDINGS (SPACE TWO)
                          FIVE OAKS WEST BUSINESS PARK


Plan diagram - FLOOR PLAN BUIDLING 306







N-CREDEN-F.doc / SKB / LMH /Exhibit C-1                                    5Oaks
5/20/98
Page 1 of 1                                                        Hillsboro, OR